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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 (File
No. 333-     ) of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated September 18, 1996, except for Note 13 as to which the date is December 14, 1996, on our audits of the financial statements of Univec, Inc. and Subsidiary. We also consent to the reference to our Firm under the caption "Experts."


Melville, New York
January 21, 1997.